February 28, 1996


Securities and Exchange Commission
450 5th Street, N.W.
Washington,  DC  20549

     RE:  Templeton Global Investment Trust
          (File Nos. 33-73244)

Dear Sirs:

     Enclosed for filing pursuant to Rule 497(e) under the Securities Act of 1933 is a copy of a supplement dated February 26, 1996, to the Prospectus of Templeton Region Funds (a series of
Templeton Global Investment Trust) dated May 8, 1995 as amended
August 31, 1995 and supplemented October 2, 1995, November 8, 1995 and December 5, 1995).

Sincerely,


/s/ JOHN K. CARTER
John K. Carter
Associate Counsel